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                                                                       EXHIBIT 3
                   ASSIGNMENT AND ASSUMPTION AGREEMENT


   THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("AGREEMENT") dated as of August 30, 2000, by and among SABRE INC., a corporation organized under the laws of Delaware ("ASSIGNOR") and GETTHERE ACQUISITION CORP., a corporation organized under the laws of Delaware and a newly formed, wholly owned subsidiary of SABRE HOLDINGS CORPORATION ("ASSIGNEE").

   WHEREAS, GetThere Inc. (the "COMPANY"), Sabre Holdings Corporation ("PARENT") and its wholly owned subsidiary, Assignor, entered into a Merger Agreement, dated as of August 28, 2000 (the "MERGER AGREEMENT"), which provides for a merger between the Company and Assignor, with the Company as the surviving entity; and

   WHEREAS, in connection with the Merger Agreement, Parent and Assignor also entered into Stockholder Agreements, dated August 28, 2000, with the parties listed on Exhibit A hereto (the "STOCKHOLDER AGREEMENTS" and together with the Merger Agreement, the "ASSIGNED AGREEMENTS"), which grants Assignor an option to purchase all shares of common and preferred stock of the Company held by such parties; and

   WHEREAS, the rights and obligations of Assignor under the Assigned Agreements are assignable to Assignee.

   NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

   1. ASSIGNMENT OF OBLIGATIONS. Assignor hereby transfers and assigns to Assignee all of Assignor's right, title and interest of whatever kind or nature, whether contingent or absolute, under the Assigned Agreements.

   2. ASSUMPTION OF OBLIGATIONS; AGREEMENT TO BE BOUND. Assignee hereby accepts such transfer and assignment of all of Assignor's rights under the Assigned Agreements. Assignee agrees to assume all of the Assignor's rights and obligations with respect to the Assigned Agreements and agrees to be bound by all of the terms and provisions of the Assigned Agreements. Such assignment, however, shall not relieve Assignor of any of its obligations under the Assigned Agreements.

   3. FURTHER ASSURANCES. The parties hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver, or cause to be executed and delivered, all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out and accomplish the purpose of this Agreement and all actions contemplated hereby.

   4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.


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   5. WAIVER AND AMENDMENT. No term or provision of this Agreement may be waived, amended, or modified without prior written approval.

   6. EFFECTIVENESS. This Agreement shall be effective as of the date first above written.

   7. GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware (without regard to the conflicts of law principles thereof). The parties irrevocably submit to the jurisdiction of the Federal Courts of the United States of America and the state courts of the State of Delaware, in each case located in the state of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement.

   8. HEADINGS. Section headings contained herein are for convenience of reference only and shall in no way affect the meaning or interpretation of the terms hereof.

   IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers to execute this Agreement on the date first above written.

                                    ASSIGNOR:

                                    SABRE INC.



                                    By: /s/ Jeffery M. Jackson
                                       ---------------------------------
                                         Name:  Jeffery M. Jackson
                                         Title: Chief Financial Officer



                                    ASSIGNEE:

                                    GETTHERE ACQUISITION CORP.



                                    By: /s/ James E. Murphy
                                       ----------------------------
                                         Name:  James E. Murphy
                                         Title: Treasurer